EXHIBIT 4.3

                                  FORM OF


                       REGISTRATION RIGHTS AGREEMENT


                             theglobe.com, inc.


                               AUGUST__, 1998

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                             TABLE OF CONTENTS

                                                                     PAGE

1.   DEFINITIONS........................................................1
2.   Registration.......................................................3
     2.1    Piggyback Registrations.....................................3
     2.2    Demand Registration.........................................4
     2.3    Expenses of Registration....................................6
     2.4    Obligations of the Company..................................6
     2.5    Expiration of Registration Rights..........................10
     2.6    Delay of Registration; Furnishing Information..............10
     2.7    Indemnification............................................10
     2.8    Assignment of Registration Rights..........................12
     2.9    Amendment of Registration Rights...........................13
     2.10   "Market Stand-Off" Agreement...............................13
     2.11   Rule 144 Reporting.........................................13

3.   INFORMATION RIGHTS................................................14

     3.1    Quarterly Reports..........................................14
     3.2    Confidentiality............................................14

4.   GENERAL...........................................................15

     4.1    Governing Law..............................................15
     4.2    Survival...................................................15
     4.3    Successors and Assigns.....................................15
     4.4    Severability...............................................15
     4.5    Amendment and Waiver.......................................15
     4.6    Delays or Omissions........................................16
     4.7    Notices....................................................16
     4.8    Attorneys' Fees............................................16
     4.9    Headings...................................................16
     4.10   Entire Agreement...........................................16
     4.11   Counterparts...............................................16

                   FORM OF REGISTRATION RIGHTS AGREEMENT


                      REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT, dated as of August___, 1998 (this "Agreement"), by and among theglobe.com, inc., a Delaware corporation (the "Company"), Dancing Bear Investments, Inc. ("Egan"), Todd V. Krizelman ("Krizelman"), Stephan J. Paternot ("Paternot") and the persons listed on Exhibit A hereto (the "Series A Investors").

                            W I T N E S S E T H:
                            - - - - - - - - - -

     WHEREAS, Egan purchased from the Company fifty-one (51) shares of the Company's Series D Preferred Stock and a warrant to purchase ten (10) shares of the Company's Series E Preferred Stock (the "Warrant"), pursuant to a Stock Purchase Agreement dated August 13, 1997 (the "Stock Purchase Agreement");

     WHEREAS, simultaneously therewith, Egan, the Company, the holders of Series B Preferred Stock ("Series B Holders") and the holders of Series C Preferred Stock ("Series C Holders," and together with the Series B Holders, the "Series B and C Holders") entered into a Second Amended and Restated Investor Rights Agreement, dated August 13, 1997 (the "Investor Rights Agreement"), which provides certain registration rights to Egan and the Series B and C Holders, such registration rights terminating three years after the date of the Initial Offering pursuant to Section 2.6 of such agreement (the "Termination");

     WHEREAS, Krizelman and Paternot each own Common Stock of the Company, par value $0.001 per share ("Common Stock"), and do not possess registration rights;

     WHEREAS, the Series A Investors own Series A Preferred Stock, par value $0.001 per share, of the Company ("Series A Preferred Stock") and do not possess registration rights;

     WHEREAS, the parties hereto desire to provide certain registration rights, to be effective upon an Initial Offering (as defined herein), with respect to the Common Stock (i) held by Krizelman and Paternot, (ii) issued upon the conversion of Series A Preferred Stock held by each holder thereof, and (iii) issued upon conversion of the Series D Preferred Stock, Series E Preferred Stock or upon exercise of the Warrant held by Egan, following Termination of existing registration rights held by Egan.

     NOW, THEREFORE, in consideration of the market stand-off provisions contained herein restricting the sale of securites of the Company held by the parties hereto, amendment of the Warrant to be exercisable for a fixed number of shares of Common Stock following an Initial Offering, and the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

1.   DEFINITIONS.

     As used in this Agreement, the following terms shall have the following respective meanings:

     "COMMON STOCK" has the meaning given to it in the recitals hereto.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "HOLDER" means Krizelman, Paternot, and Egan and, pursuant to Section 2.8, their successors and assigns owning of record Registrable Securities that have not been sold to the public.

     "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act raising gross proceeds for the Company in excess of Fifteen Million Dollars ($15,000,000).

     "INVESTOR RIGHTS AGREEMENT" has the meaning given to it in the recitals hereto.

     "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     "REGISTRABLE SECURITIES" means (i) Common Stock; (ii) Common Stock issued or issuable upon conversion of the Series A Preferred Stock; (iii) any Common Stock issued upon the conversion of any shares of Series D Preferred Stock; (iv) any Common Stock issued upon exercise of the Warrant (or upon the conversion of Series E Preferred Stock which was issued upon exercise of the Warrant); and (v) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities that have been sold by a person to the public either pursuant to a registration statement or Rule 144 or any successor rule or sold in a private transaction in which the transferor's rights under
Section 2 of this Agreement are not assigned.

     "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities.

     "REGISTRATION EXPENSES" means all expenses incurred by the Company in complying with Sections 2.1 and 2.2, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SELLING EXPENSES" means all underwriting discounts and selling commissions applicable to the sale.

     "SERIES A INVESTORS" has the meaning given to it in the recitals hereto.

     "SERIES A PREFERRED STOCK" has the meaning given to it in the recitals hereto.

     "SERIES B HOLDERS" has the meaning given to it in the recitals hereto.

     "SERIES B PREFERRED STOCK" means shares of Series B Preferred Stock, par value $0.001 per share, of the Company.

     "SERIES B AND C HOLDERS" has the meaning given to it in the recitals hereto.

     "SERIES C HOLDERS" has the meaning given to it in the recitals hereto.

     "SERIES D PREFERRED STOCK" means the shares of Series D Preferred Stock, par value $0.001 per share, of the Company.

     "SERIES E PREFERRED STOCK" has the meaning given to it in the recitals hereto.

     "SEC" or "COMMISSION" means the Securities and Exchange Commission.

     "STOCK PURCHASE AGREEMENT" has the meaning given to it in the recitals hereto.

     "WARRANT" has the meaning given to it in the recitals hereto.

2.   REGISTRATION.

     2.1 PIGGYBACK REGISTRATIONS. Except in connection with an Initial Offering, the Company shall notify all Holders in writing at least fifteen
(15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities (other than non-convertible debt securities) of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or shares sold in connection with an acquisition, including other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the maximum number of Registrable Securities intended to be included in such registration and the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to request inclusion of all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent such registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Notwithstanding the foregoing, nothing in this
Section 2.1 shall be deemed to convey upon any Holder the right to include in any registration statement filed in connection with an Initial Offering all or part of such Holder's Registrable Securities.

          (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.1 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein; provided that each such Holder shall agree to reasonable limitations on the ability to withdraw from such underwriting. Each Holder proposing to distribute its Registrable Securities through such underwriting shall enter into a custody agreement and power of attorney, authorizing the Company to (i) sell the Registrable Securities to be offered by such Holders and (ii) execute on the Holder's behalf an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any Holder is or will be unable to deliver any document reasonably required by the underwriters in connection with the sale of such Registrable Securities, including, but not limited to legal opinions and other closing certificates, then the Company shall have no obligation to include such Registrable Securities in such registration. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows: first, to the Company for its own account; second, to the holders under the Investor Rights Agreement and the Holders on a pro rata basis based on the total number of Registrable Securities held by such persons; and third, to any stockholder of the Company (other than a Holder or a holder under the Investor Rights Agreement) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders, and holders under the Investor Rights
Agreement, without the written consent of Holders, and holders under the Investor Rights Agreement of not less than two-thirds (66 2/3%) of the Registrable Securities proposed to be sold in the offering.

          (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.1 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration, in which event the Company shall give written notice to all Holders of record of Registrable Securities. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.3 hereof.

          (c) LIMIT ON NUMBER. The Company shall not have any further obligations under this Section 2.1 if the Company has already effected five
(5) registrations for any Holders pursuant to this Section 2.1. No rights conveyed to a Holder in this Agreement shall be in duplication of any rights conveyed to a holder pursuant to the Investor Rights Agreement, and no such Holder shall be entitled to Demand or Piggyback Registration Rights under both such agreements.

     2.2 DEMAND REGISTRATION. Subject to Section 2.2 (c), at any time and from time to time after the closing of an Initial Offering, the Holders of
(x) twenty-five percent (25%) of all of the Registrable Securities or (y) fifty percent (50%) of the sum of the total number of Registrable Securities originally issued as Common Stock and the number of shares of Common Stock issuable in respect of the Series A Preferred Stock, shall have the right to require the Company to file a registration statement under the Securities Act covering all or part of their respective Registrable Securities, by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Holders and the intended method of distribution thereof. All requests pursuant to this Section 2.2 are referred to herein as "Demand Registration Requests," and the registrations requested are referred to herein as "Demand Registrations." As promptly as practicable, but no later than ten (10) days after receipt of a Demand Registration Request, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.2:

               (i) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $5,000,000; or

               (ii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than one hundred twenty
(120) days after receipt of the request of the Holder or Holders under this
Section 2.2; provided that such right to delay a request shall be exercised by the Company no more than once in any one-year period, or

               (iii) if the Company has already effected four (4) Demand Registrations for the Holders pursuant to this Section 2.2;

               (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

               (v) if the registration statement with respect to a Demand Registration would be declared effective within a period of 180 days after the effective date of the registration statement pertaining to the Initial Offering or within a period of ninety days (90) after the effective date of the registration statement pertaining to subsequent public offerings (other than registration statements relating to employee benefit plans or Rule 145 transactions).

          (c) If the selling Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this
Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the selling Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the selling Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). If any Holder is or will be unable to deliver any document reasonably required by the underwriters in connection with the sale of such Registrable Securities, including legal opinions and closing certificates, then the Company shall have no obligation to include such Registrable Securities in such registration. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities (and to any holders of registrable securities making a concurrent Demand Registration Request pursuant to Section 2.2 of the Investor Rights Agreement) on a pro rata basis based on the number of Registrable Securities proposed to be registered by all such selling Holders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

     2.3 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Section 2.1 or Section 2.2 shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2, the request of which has been subsequently withdrawn by the requesting Holders unless (i) the withdrawal is based upon material adverse information concerning the Company of which such Holders were not aware at the time of such request, or (ii) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (i) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 to a registration.

     2.4  OBLIGATIONS  OF THE  COMPANY.  Whenever  required  to effect  the
registration  of  any  Registrable   Securities,   the  Company  shall,  as
expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish (without charge) to the selling Holders such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits) and the prospectus included in such registration statement, including each preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form of the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Promptly notify each Holder selling Registrable Securities, and every other holder of securities, if any, covered by such registration statement and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for the purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and (v) of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

          (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective: (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to the managing underwriter in an underwritten public offering addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a "cold comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

          (h) Comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          (i) (i) Cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, cause all such Registrable Securities to be listed on a national securities exchange, secure designation of all such Registrable Securities as a National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") "national market system security" within the meaning of Rule 11Aa2-1 of the Commission, secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, take all actions that may be reasonably required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter's arranging for the registration of at least two market makers as such with respect to such shares with the National Association of Securities Dealers, Inc.

          (j) Provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

          (k) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement.

          (l) Provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement.

          (m) Make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering.

          (n) Promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement) provide copies of such document to counsel to the selling Holders of Registrable Securities and to the managing underwriter, if any, and make the Company's representatives reasonably available for discussion of such document and make such changes in such document concerning the selling Holders prior to the filing thereof as counsel for such selling Holders or underwriters may reasonably request.

          (o) Cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three business days prior to any sale of Registrable Securities.

          (p) Take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

     The Company may require as a condition precedent to the Company's obligations under this Section 2.5 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request provided that such information shall be used only in connection with such registration.

     Each Holder of Registrable Securities acknowledges that in connection with any underwritten offering, the underwriters may require an over-allotment option covering up to 15% of the shares of capital stock sold in the underwriter offering. The Company may at its option (a) provide the shares subject to the over-allotment option (provided that all of the Registrable Securities to be included in the underwriter offering are sold in the initial underwritten offering) or (b) determine that up to 15% of each Holder's Registrable Securities to be sold in the underwritten offering shall not be included in the initial underwriter offering but shall be reserved to satisfy the over-allotment option and the Holders of Registrable Securities hereby agree to take all actions reasonably necessary to comply with the Company's determination.

     Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(f)(v), such Holder will discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 2.4(f)(v) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in Section 2.4(a) shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.4(f).

     If any such registration statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require
(i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

     2.5 EXPIRATION OF REGISTRATION RIGHTS. A Holder's registration rights shall expire if (i) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, and (ii) all Registrable Securities held by and issued to such Holder may be sold under Rule 144 during any ninety (90) day period.

     2.6 DELAY OF REGISTRATION; FURNISHING INFORMATION.

          (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or 2.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     2.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.1 or 2.2:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; provided further, that in no event shall any indemnity under this Section 2.7 exceed the proceeds from the offering received by such Holder.

          (c) Promptly  after  receipt by an  indemnified  party under this
Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests or conflicting defenses between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 2.7, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

          (d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that, in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

          (e) The obligations of the Company and Holders under this Section
2.7 shall survive completion of any offering of Registrable Securities in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. In the event any offering of Registrable Securities is underwritten, and the underwriting agreement provides for indemnification and/or contribution by the Company and the Holders offering securities thereunder, the indemnification and/or contribution obligations of the Company and the Holders hereunder shall in no event exceed the obligations of the parties set forth in such underwriting agreement.

     2.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (i) is a Holder's family member or trust for the benefit of an individual Holder, or (ii) acquires at least ten thousand (10,000) shares of Registrable Securities prior to conversion to Common Stock or one hundred thousand (100,000) shares of Registrable Securities issued upon conversion of the Shares (as adjusted for stock splits, combinations and the like that occur after the original issuance of such shares); provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement; provided, further, that such transfer shall have been made in compliance with the Bylaws, as applicable.

     2.9 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 2.9 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders hereby agree to be bound by the provisions hereunder.

     2.10 "MARKET STAND-OFF" AGREEMENT. If requested by the Company as the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Shares of Common Stock (or other securities) of the Company held by each such Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed a period of seven (7) days prior to and one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act pertaining to the Company's Initial Offering or a period of seven (7) days prior to and ninety (90) days following the effective date of any other registration statement of the Company filed under the Securities Act (other than registration statements relating to employee benefit plans and transactions under Rule 145 of the Securities
Act), provided that all executive officers and directors of the Company enter into similar agreements. The Company will also agree to a lock-up of the same duration if requested by the underwriters of the Common Stock.

     The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to shares issued in an acquisition or pursuant to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

     2.11 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

          (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 of the Securities Act and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.   INFORMATION RIGHTS.

     3.1  QUARTERLY  REPORTS.  So long as an  Investor  owns at  least  ten thousand (10,000) shares of the Shares or one hundred thousand (100,000) shares of the Common Stock issued upon conversion of the Shares (as adjusted for stock splits, combinations and the like that occur after the original issuance of such shares), as soon as practicable after the end of each fiscal quarter of the Company, and in any event within ninety (90) days thereafter, the Company will furnish to such Investor an unaudited balance sheet of the Company, as at the end of such fiscal quarter, and an unaudited consolidated statement of income and an unaudited consolidated statement of cash flows of the Company, for such quarter, all prepared in accordance with generally accepted accounting principles consistently applied. This obligation shall expire and terminate as to each Investor on the effective date of the first registration statement for the public offering of the Company's Common Stock.

     3.2  CONFIDENTIALITY.

          (a) Each Investor agrees not to disclose to any third party or use Confidential Information (as hereinafter defined) of the Company for its own use or for any purpose except to evaluate and enforce its equity investment in the Company. Each Investor shall undertake to treat such Confidential Information in a manner consistent with the treatment of its own information of similar proprietary nature and agrees that it shall protect the confidentiality of Confidential Information. Each transferee of any Investor who receives Confidential Information shall agree to be bound by such provisions.

          (b) "Confidential Information" means any reports provided pursuant to Section 3.1 and any other information disclosed by the Company either directly or indirectly in a writing stamped "Confidential" or
"Proprietary" or, if disclosed orally, which is promptly confirmed in writing to be Confidential Information. Confidential Information does not include information, technical data or know-how which (i) is in the Investor's possession at the time of disclosure as shown by Investor's files and records immediately prior to the time of disclosure; (ii) is generally known not as a result of any action or inaction of the Investor;
(iii) is disclosed to an Investor on a non-confidential basis by a third party having a legal right to disclose such information; or (iv) is approved for release by written authorization of Company. The provisions of this Section shall not apply (x) to the extent that an Investor is required to disclose Confidential Information pursuant to any law, statute, rule or regulation or any order or legal process of any court; or (y) to the disclosure of Confidential Information to an Investor's counsel, accountants or other professional advisors.

4.   GENERAL.

     4.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York without giving effect to conflicts of laws principles.

     4.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     4.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     4.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     4.5  AMENDMENT AND WAIVER.

          (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of fifty-one percent (51%) of the Registrable Securities.

          (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of fifty-one percent (51%) of the Registrable Securities.

          (c) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares as "Investors," "Holders" and parties hereto.

     4.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     4.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) two (2) days after deposit with a recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     4.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     4.9 HEADINGS. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     4.10 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all previous negotiations, agreements and arrangements made between the parties with respect to such subject matter. Without limiting the foregoing, the Prior Investor Rights Agreement is hereby expressly superseded.

     4.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

                                    theglobe.com, inc.


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:





                                    --------------------------------------
                                    MICHAEL S. EGAN




                                    --------------------------------------
                                    TODD V. KRIZELMAN





                                    --------------------------------------
                                    STEPHAN J. PATERNOT

                                                                EXHIBIT A

                             SERIES A INVESTORS


Bergendahl, Anders
Bergendahl, Mia
Grey, Nicki
Grinstead, Simon
Hirsch, Jason
Krizelman, Allen
Krizelman, Susan
Krizelman, Todd
Maconie, Andrew
Paternot, Jacques
Paternot, Madeleine
Paternot, Monica
Paternot, Thierry
Paternot, Yves
S. Knight Pond Trust